SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 9, 2009

AURASOUND, INC.

(Exact name of registrant as specified in Charter)

Nevada	000-51543	20-5573204
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

11839 East Smith Avenue
Santa Fe Springs, California 90670
(Address of Principal Executive Offices)

(562) 447-1780
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 5, 2009 AuraSound, Inc. (the “Company”) filed a Certificate of Change with the Secretary of State of the State of Nevada.  The Certificate of Change was effective on November 9, 2009.  In accordance with the Certificate of Change, the Company’s authorized and issued and outstanding shares of common stock, par value $0.01 per share, and the Company’s authorized and issued and outstanding shares of preferred stock, par value $0.01 per share, were reduced as a result of a 1 for 6 reverse stock split approved by the Company’s board of directors on October 22, 2009.

As a result of the reverse split, the Company’s authorized common shares were reduced from 100,000,000 shares to 16,666,667 shares and the Company’s authorized preferred shares were reduced from 20,000,000 shares to 3,333,333 shares.  The Company’s issued and outstanding shares of common stock were reduced from 28,071,972 shares to 4,678,662 shares.  Fractional shares are rounded up to the nearest whole share.  The Company has not issued shares of preferred stock.

The reverse split was undertaken as part of the transaction that the Company plans to enter into with GGEC America, Inc., as described in the Company’s Tender Offer Statement on Schedule TO initially filed with the Securities and Exchange Commission on September 16, 2009 and amended on October 5, 2009.

Item 9.01	Financial Statements and Exhibits

Exhibit 3(i)                                Certificate of Change to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 12, 2009

AuraSound, Inc.

By:	/s/ Arthur Liu,
Arthur Liu,
Chief Executive Officer